    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON NOVEMBER 4, 2004


                                                     REGISTRATION NO. 333-118102
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                              -------------------

                                 POST-EFFECTIVE
                                AMENDMENT NO. 3
                                       TO
                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                              -------------------

                         LEUCADIA NATIONAL CORPORATION
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                              -------------------

             NEW YORK                             6331                            13-2615557
 (STATE OR OTHER JURISDICTION OF      (PRIMARY STANDARD INDUSTRIAL             (I.R.S. EMPLOYER
  INCORPORATION OR ORGANIZATION)      CLASSIFICATION CODE NUMBER)           IDENTIFICATION NUMBER)

                              -------------------

                         LEUCADIA NATIONAL CORPORATION
                             315 PARK AVENUE SOUTH
                            NEW YORK, NEW YORK 10010
                                 (212) 460-1900
           (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
       INCLUDING AREA CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                               JOSEPH A. ORLANDO
                         LEUCADIA NATIONAL CORPORATION
                             315 PARK AVENUE SOUTH
                            NEW YORK, NEW YORK 10010
                                 (212) 460-1900
           (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
                   INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                              -------------------

                                WITH COPIES TO:
                             ANDREA BERNSTEIN, ESQ.
                           WEIL, GOTSHAL & MANGES LLP
                                767 FIFTH AVENUE
                         NEW YORK, NEW YORK 10153-0119
                                 (212) 310-8000

                              -------------------

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after this registration statement becomes effective.

    If only the securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [x]

    If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

    If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                              -------------------

    THIS POST-EFFECTIVE AMENDMENT NO. 1 TO THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(C) OF THE SECURITIES ACT OF 1933, MAY DETERMINE.

--------------------------------------------------------------------------------

                                EXPLANATORY NOTE


    The purpose of this post-effective amendment no. 3 to the registration statement on Form S-3 of Leucadia National Corporation (File No. 333-118102) is to amend the table under the caption 'Selling Security Holders' to add the names of selling security holders who have requested inclusion in the prospectus since August 31, 2004, the date of effectiveness of the registration statement in which the prospectus is contained. This information is provided in the prospectus supplement included in this post-effective amendment. You may find a copy of the prospectus that is part of this registration statement in our filing of such prospectus pursuant to Rule 424(b)(3) on August 31, 2004.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THESE SECURITIES MAY NOT BE SOLD UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL SECURITIES, NOR IS IT SOLICITING OFFERS TO BUY THESE SECURITIES, IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.


                 SUBJECT TO COMPLETION, DATED NOVEMBER 4, 2004



PROSPECTUS SUPPLEMENT NO. 3
(TO PROSPECTUS DATED AUGUST 31, 2004)


                         LEUCADIA NATIONAL CORPORATION
                               [LOGO OF LEUCADIA]

                                  $350,000,000
             3 3/4% CONVERTIBLE SENIOR SUBORDINATED NOTES DUE 2014

                              -------------------

    This prospectus supplement updates the prospectus dated August 31, 2004, which prospectus is included in our filing pursuant to Rule 424(b)(3) filed with the Securities and Exchange Commission on August 31, 2004.

    You should read this prospectus supplement together with the prospectus and this prospectus supplement is qualified by reference to the prospectus, except to the extent that the information in this prospectus supplement supersedes the information contained in the prospectus. This prospectus supplement is not complete without, and may not be delivered or utilized except in connection with, the prospectus, including all amendments and supplements thereto. The terms of the convertible debentures are set forth in the prospectus.

    The prospectus relates to our $350,000,000 aggregate principal amount of 3 3/4% Convertible Senior Subordinated Notes due 2014, which we previously sold in a private placement in reliance on an exemption from registration under the Securities Act of 1933. The prospectus also relates to 5,079,830 common shares issuable upon conversion of the notes held by selling securityholders, plus such additional indeterminate number of shares as may become issuable upon conversion of the notes by reason of adjustment to the conversion price in certain circumstances.

                              -------------------

 INVESTING IN THE NOTES OR OUR COMMON SHARES INVOLVES RISKS. SEE 'RISK FACTORS'
                     BEGINNING ON PAGE 5 OF THE PROSPECTUS.

                              -------------------

    NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                              -------------------

           THE DATE OF THIS PROSPECTUS SUPPLEMENT IS          , 2004

    The information appearing under the section entitled 'Selling Security Holders' in the prospectus is amended and restated by the information appearing below:

                            SELLING SECURITY HOLDERS

    We originally sold the notes to Jefferies & Company, Inc. (which we refer to as the initial purchaser in this prospectus) in a private placement in April 2004. The notes were immediately resold by the initial purchaser in transactions exempt from registration under Rule 144A under the Securities Act. Selling security holders, which term includes their transferees, pledgees, donees or their successors, may from time to time offer and sell the notes and the common shares into which the notes are convertible pursuant to this prospectus or any applicable prospectus supplement.

    The following table sets forth certain information concerning the principal amount of notes beneficially owned and the number of common shares issuable upon conversion of those notes that may be offered from time to time under this prospectus by the selling holders named in the table. We prepared this table based on the information supplied to us by the selling security holders named in the table and we have not sought to verify such information. This table only reflects information regarding selling security holders who have provided us with such information. We expect that we will update this table as we receive more information from holders of the notes who have not yet provided us with their information. Any such updating will be effected through an amendment to the registration statement of which this prospectus forms a part and not by means of a prospectus supplement, unless otherwise permited by the SEC.

    The number of common shares issuable upon conversion of the notes shown in the table below assumes conversion of the full amount of notes held by each selling security holder at an initial conversion rate of 14.5138 shares per $1,000 principal amount of notes. This conversion rate is subject to adjustment in certain events. Accordingly, the number of conversion shares may increase or decrease from time to time. Because the selling security holders may offer all or some portion of the notes or the common shares issuable upon conversion of the notes pursuant to this prospectus, we have assumed for purposes of the table below that the selling security holders will sell all of the notes and all of the common shares offered by this prospectus pursuant to this prospectus. In addition, the selling security holders identified below may have sold, transferred or otherwise disposed of all or a portion of their notes in transactions exempt form the registration requirements of the Securities Act since the date on which they provided the information to us regarding their holdings. As of September 30, 2004, we had $350,000,000 in principal amount of the notes and 71,473,102 common shares outstanding.

    The total principal amount of notes and common shares issuable upon conversion of notes listed in the table may be more than $350,000,000 and 5,079,830 common shares, respectively, because certain of the selling security holders may have sold, transferred or otherwise disposed of all or a portion of their notes in transactions exempt from the registration requirements of the Securities Act since the date on which they provided information regarding their notes for inclusion in this table. The purchasers of such notes may have thereafter provided information to us indicating their ownership of notes that may already be represented in the table below. In no case will the maximum principal amount of notes and number of common shares issuable upon conversion of the notes that may be sold under this prospectus exceed $350,000,000 and 5,079,830 common shares, respectively.

    Based on information provided by the selling security holders, none of the selling security holders has held any position or office or has had any material relationship with us within the past three years except as described below:

                                                PRINCIPAL                           COMMON
                                                  AMOUNT                            SHARES
                                                 OF NOTES                        BENEFICIALLY     CONVERSION
                                               BENEFICIALLY    PERCENTAGE            OWNED          COMMON
                                                OWNED AND       OF NOTES          BEFORE THE        SHARES
NAME                                             OFFERED       OUTSTANDING        OFFERING(1)     OFFERED(2)
----                                             -------       -----------        -----------     ----------
GLG Market Neutral Fund......................   $36,000,000       10.29%                 --         522,496
UBS AG London Branch.........................    15,000,000        4.28%                 --         217,707
UBS AG London -- f/b/o HFS...................    15,000,000        4.28%                 --         217,707
CALAMOS Convertible Fund-CALAMOS'r'
  Investment Trust...........................    14,000,000        4.00%                 --         203,193

                                                  (table continued on next page)

(table continued from previous page)

                                                PRINCIPAL                           COMMON
                                                  AMOUNT                            SHARES
                                                 OF NOTES                        BENEFICIALLY     CONVERSION
                                               BENEFICIALLY    PERCENTAGE            OWNED          COMMON
                                                OWNED AND       OF NOTES          BEFORE THE        SHARES
NAME                                             OFFERED       OUTSTANDING        OFFERING(1)     OFFERED(2)
----                                             -------       -----------        -----------     ----------
Whitebox Convertible Arbitrage Partners,
  LP.........................................  $ 13,000,000        3.71%                 --         188,679
Sunrise Partners Limited Partnership.........    12,450,000        3.56%                 --         180,696
The Northwestern Mutual Life Insurance
  Company -- General Account(3)..............     9,200,000        2.63%                 --         133,526
Nomura Securities International Inc..........     9,000,000        2.57%             68,900         130,624
Deutsche Bank Securities Inc.................     7,968,000        2.28%                 --         115,645
Franklin Convertible Securities Fund.........     7,500,000        2.14%                 --         108,853
FrontPoint Convertible Arbitrage Fund,
  L.P........................................     7,500,000        2.14%                 --         108,853
AG Offshore Convertibles, Ltd................     7,490,000        2.14%                 --         108,708
Aristeia International Limited...............     7,055,000        2.01%                 --         102,394
Whitebox Diversified Convertible Arbitrage
  Partners LP................................     6,600,000        1.89%                 --          95,791
Sagamore Hill Hub Fund, Ltd..................     6,500,000        1.86%                 --          94,339
Lakeshore International, Ltd.................     6,000,000        1.71%                 --          87,082
Nations Convertible Securities Fund..........     5,975,000        1.71%                 --          86,719
Beamtenversicherungskasse des Kantons
  Zuerich....................................     5,000,000        1.43%                 --          72,569
Royal Bank of Canada.........................     5,000,000        1.43%             15,106          72,569
Tribeca Investments L.T.D....................     5,000,000        1.43%                 --          72,569
State of Oregon/SAIF Corporation.............     4,950,000        1.41%                 --          71,843
Context Convertible Arbitrage Offshore,
  Ltd........................................     4,850,000        1.39%                 --          70,391
Massachusetts Mutual Life Insurance
  Company....................................     4,800,000        1.37%                 --          69,666
State of Oregon/Equity.......................     4,560,000        1.30%                 --          66,182
Nuveen Preferred & Convertible Fund JQC......     4,075,000        1.16%                 --          59,143
Argent Classic Convertible Arbitrage
  (Bermuda) Fund Ltd.........................     4,000,000        1.14%                 --          58,055
Privilege Portfolio SICAV....................     4,000,000        1.14%                 --          58,055
Putnam Convertible Income-Growth Trust.......     4,000,000        1.14%                 --          58,055
UBS O'Connor LLC f/b/o O'Connor Global
  Convertible Arbitrage Master Ltd...........     4,000,000        1.14%                 --          58,055
BNP Paribas Equity Strategies, SNC...........     3,677,000        1.05%             13,253          53,367
CooperNeff Convertible Strategies (Cayman)
  Master Fund, LP............................     3,619,000        1.03%                 --          52,525
Mariner LDC..................................     3,500,000        1.00%                 --          50,798
Maystone Continuum Master Fund, Ltd..........     3,500,000        1.00%                 --          50,798
Boilermaker-Blacksmith Pension Trust.........     3,300,000       *                      --          47,895
AG Domestic Convertibles, L.P................     3,210,000       *                      --          46,589
Nuveen Preferred & Convertible Income Fund
  JPC........................................     3,100,000       *                      --          44,992
Argent LowLev Convertible Arbitrage Fund
  Ltd........................................     3,000,000       *                      --          43,541
Global Bermuda Limited Partnership...........     3,000,000       *                      --          43,541
Mill River Master Fund, L.P..................     3,000,000       *                      --          43,541
The Dow Chemical Company Employees'
  Retirement Plan............................     2,600,000       *                      --          37,735
Citigroup Global Markets Inc.................     2,555,000       *                      --          37,082
MLQA Convertible Securities Arbitrage Ltd....     2,500,000       *                      --          36,284
Plexus Fund Ltd..............................     2,500,000       *                      --          36,284
C.M. Life Insurance Company..................     2,200,000       *                      --          31,930
Boilermakers Blacksmith Pension Trust........     2,175,000       *                      --          31,567
SPT..........................................     2,100,000       *                      --          30,478
Allstate Insurance Company...................     2,000,000       *                  36,500          29,027
Coastal Convertibles Ltd.....................     2,000,000       *                      --          29,027
Bancroft Convertible Fund, Inc...............     2,000,000       *                      --          29,027

                                                  (table continued on next page)

(table continued from previous page)


                                                PRINCIPAL                           COMMON
                                                  AMOUNT                            SHARES
                                                 OF NOTES                        BENEFICIALLY     CONVERSION
                                               BENEFICIALLY    PERCENTAGE            OWNED          COMMON
                                                OWNED AND       OF NOTES          BEFORE THE        SHARES
NAME                                             OFFERED       OUTSTANDING        OFFERING(1)     OFFERED(2)
----                                             -------       -----------        -----------     ----------
Ellsworth Convertible Growth and Income Fund,
  Inc........................................  $  2,000,000       *                      --          29,027
KDE Convertible Arbitrage Fund C.V...........     2,000,000       *                      --          29,027
Peoples Benefit Life Insurance Company
  TEAMSTERS..................................     2,000,000       *                      --          29,027
S.A.C. Capital Associates, LLC...............     2,000,000       *                   2,600          29,027
St. Albans Partners Ltd......................     2,000,000       *                      --          29,027
Universal Investment Gesellschaft MBH, ref.
  Aventis....................................     1,900,000       *                      --          27,576
Context Convertible Arbitrage Fund, L.P......     1,825,000       *                      --          26,487
Jefferies Umbrella Fund Global Convertible
  Bonds......................................     1,800,000       *                      --          26,124
Jefferies & Company, Inc.....................     1,780,000       *                 243,300(4)       25,834
Arkansas PERS................................     1,775,000       *                      --          25,761
Victus Capital, LP...........................     1,600,000       *                      --          23,222
Fore Convertible Master Fund, Ltd............     1,545,000       *                      --          22,423
Barnet Partners, Ltd.........................     1,500,000       *                      --          21,770
Equity Overlay Fund..........................     1,500,000       *                      --          21,770
Aristeia Trading LLC.........................     1,445,000       *                      --          20,972
Union Carbide Retirement Account.............     1,400,000       *                      --          20,319
Delta Airlines Master Trust..................     1,375,000       *                      --          19,956
Guggenheim Portfolio XXXI, LLC...............     1,300,000       *                      --          18,867
TQA Master Plus Fund, Ltd....................     1,271,000       *                      --          18,447
KBC Financial Products USA Inc...............     1,167,000       *                      --          16,937
Lyxor/Context Fund LTD.......................     1,150,000       *                      --          16,690
Delaware PERS................................     1,025,000       *                      --          14,876
Mellon HBV Master Convertible Arbitrage Fund
  LP.........................................     1,020,000       *                      --          14,804
Barclays Global Investors Ltd................     1,000,000       *                      --          14,513
CNH CA Master Account, L.P...................     1,000,000       *                      --          14,513
DKR SoundShore Opportunity Holding Fund
  Ltd........................................     1,000,000       *                      --          14,513
KDC Convertible Arb Master Fund C.V..........     1,000,000       *                      --          14,513
MassMutual Corporate Investors...............     1,000,000       *                      --          14,513
Retail Clerks Pension Trust #2...............     1,000,000       *                      --          14,513
Xavex Convertible Arbitrage 10 Fund..........     1,000,000       *                      --          14,513
CODA Capital Management, LLC.................       970,000       *                      --          14,078
Dorinco Reinsurance Company..................       950,000       *                      --          13,788
Singlehedge US Convertible Arbitrage Fund....       902,000       *                      --          13,091
Bernische Lehrerversicherungskasse...........       900,000       *                      --          13,062
Silvercreek Limited Partnership..............       840,000       *                      --          12,191
Argent Classic Convertible Arbitrage Fund
  L.P........................................       810,000       *                      --          11,756
Century National Ins. Co. Investment Grade...       750,000       *                      --          10,885
Sturgeon Limited.............................       749,000       *                      --          10,870
Port Authority of Allegheny County Retirement
  and Disability Allowance Plan for the
  Employees Represented by Local 85 of the
  Amalgamated Transit Union..................       730,000       *                      --          10,595
TQA Master Fund, Ltd.........................       726,000       *                      --          10,537
Gartmore Convertible Fund....................       700,000       *                      --          10,159
Xavex -- Convertible Arbitrage 7 Fund c/o TQA
  Investors, LLC.............................       680,000       *                      --           9,869
Lyxor/Convertible Arbitrage Fund Limited.....       653,000       *                      --           9,477
Royal Bank of Canada (Norshield).............       650,000       *                      --           9,433
Mellon HBV Master Multi-Strategy Fund LP.....       640,000       *                      --           9,288
WPG Convertible Arbitrage Overseas Master
  Fund.......................................       580,000       *                      --           8,418


                                                  (table continued on next page)

(table continued from previous page)


                                                PRINCIPAL                           COMMON
                                                  AMOUNT                            SHARES
                                                 OF NOTES                        BENEFICIALLY     CONVERSION
                                               BENEFICIALLY    PERCENTAGE            OWNED          COMMON
                                                OWNED AND       OF NOTES          BEFORE THE        SHARES
NAME                                             OFFERED       OUTSTANDING        OFFERING(1)     OFFERED(2)
----                                             -------       -----------        -----------     ----------
Delta Airlines Master Trust..................  $    550,000       *                      --           7,982
Man Mac 1 Ltd.(5)............................       530,000       *                      --           7,692
Astrazeneca Holdings Pension.................       525,000       *                      --           7,619
DLB High Yield Fund..........................       500,000       *                      --           7,256
MassMutual Participation Investors...........       500,000       *                      --           7,256
Millenco, L.P................................       500,000       *                  43,000           7,256
NMIC Gartmore/CODA Convertible Portfolio.....       500,000       *                      --           7,256
Yield Strategies Fund I, L.P.................       500,000       *                      --           7,256
Yield Strategies Fund II, L.P................       500,000       *                      --           7,256
Duke Endowment...............................       475,000       *                      --           6,894
Silvercreek II Limited.......................       465,000       *                      --           6,748
CODA-KHPE Convertible Portfolio..............       450,000       *                      --           6,531
Delta Pilots Disability and Survivorship
  Trust......................................       450,000       *                      --           6,531
J.A. Glynn & Co. ............................       450,000       *                      --           6,531
Alexian Brothers Medical Center..............       425,000       *                      --           6,168
Louisiana Workers' Compensation
  Corporation................................       425,000       *                      --           6,168
Genesee County Employees' Retirement
  System.....................................       400,000       *                      --           5,805
NORCAL Mutual Insurance Company..............       400,000       *                      --           5,805
Univar USA Inc. Retirement Account...........       400,000       *                      --           5,805
Vicis Capital Master Fund....................       400,000       *                      --           5,805
ICI American Holdings Trust..................       385,000       *                      --           5,587
Macomb County Employees' Retirement System...       360,000       *                      --           5,224
US Bank FBO Benedictine Health Systems.......       350,000       *                      --           5,079
National Bank of Canada......................       350,000       *                      --           5,079
American Fidelity Assurance Company..........       320,000       *                      --           4,644
Aventis Pension Master Trust.................       310,000       *                      --           4,499
Syngenta AG..................................       300,000       *                      --           4,354
The Northwestern Mutual Life Insurance
  Company -- Group Annuity Separate
  Account(6).................................       300,000       *                      --           4,354
Guggenheim Portfolio Company VIII (Cayman)
  Ltd........................................       270,000       *                      --           3,918
Gemini Sammlerstiftung zur Foerderung der
  Personalvorsorge...........................       250,000       *                      --           3,628
Sage Capital Management, LLC.................       250,000       *                      --           3,628
Jackson County Employees' Retirement
  System.....................................       235,000       *                      --           3,410
Personalfuersorgestiftung der
  Gebaeudeversicherung des Kantons Bern......       230,000       *                      --           3,338
C & H Sugar Company Inc......................       220,000       *                      --           3,193
Aloha Airlines Non-Pilots Pension Trust......       200,000       *                      --           2,902
Associated Electric & Gas Insurance Services
  Limited....................................       200,000       *                      --           2,902
Hawaiian Airlines Pilots Retirement Plan.....       200,000       *                      --           2,902
Louisiana CCRF...............................       200,000       *                      --           2,902
Mint Master Fund Ltd.........................       200,000       *                      --           2,902
R&C Alternative Assets-Conv Arb..............       200,000       *                      --           2,902
Newport Alternative Income Fund..............       195,000       *                      --           2,830
Argent Classic Convertible Arbitrage Fund II,
  L.P........................................       190,000       *                      --           2,757
Personalvorsorge der PV Promea...............       190,000       *                      --           2,757
Univest Convertible Arbitrage Fund II LTD
  (Norshield)................................       175,000       *                      --           2,539
CEMEX Pension Plan...........................       160,000       *                      --           2,322
Knoxville Utilities Board Retirement
  System.....................................       160,000       *                      --           2,322
Fore Plan Asset Fund, Ltd....................       155,000       *                      --           2,249


                                                  (table continued on next page)

(table continued from previous page)

                                                PRINCIPAL                           COMMON
                                                  AMOUNT                            SHARES
                                                 OF NOTES                        BENEFICIALLY     CONVERSION
                                               BENEFICIALLY    PERCENTAGE            OWNED          COMMON
                                                OWNED AND       OF NOTES          BEFORE THE        SHARES
NAME                                             OFFERED       OUTSTANDING        OFFERING(1)     OFFERED(2)
----                                             -------       -----------        -----------     ----------
Prisma Foundation............................  $    150,000       *                      --           2,177
Univest Multistrategy-Conv Arb...............       150,000       *                      --           2,177
Mellon HBV Master Leveraged Multi-Strategy
  Fund LP....................................       140,000       *                      --           2,031
The Fondren Foundation.......................       140,000       *                      --           2,031
Zurich Institutional Benchmarks Master Fund,
  Ltd.
  c/o TQA Investors, LLC.....................       140,000       *                      --           2,031
Pensionkasse der EMS-Dottikon AG.............       120,000       *                      --           1,741
Pensionkasse Vantico.........................       120,000       *                      --           1,741
Froley Revy Investment Convertible Security
  Fund.......................................       115,000       *                      --           1,669
Kettering Medical Center Funded Depreciation
  Account....................................       110,000       *                      --           1,596
Aloha Pilots Retirement Trust................       100,000       *                      --           1,451
Prudential Insurance Co of America...........       100,000       *                      --           1,451
LW Paxson CRUT Convertible Portfolio.........       100,000       *                                   1,451
Sphinx Fund c/o TQA Investors, LLC...........       100,000       *                      --           1,451
Van Eck WW Absolute RTN Fund.................       100,000       *                      --           1,451
LDG Limited..................................        88,000       *                      --           1,277
The Cockrell Foundation......................        85,000       *                      --           1,233
Pensionkasse der EMS-Chemie AG...............        80,000       *                      --           1,161
Pensionkasse der Rockwell Automation AG......        80,000       *                      --           1,161
Pensionkasse Pluess-Staufer AG...............        70,000       *                      --           1,015
Richard Mueller..............................        70,000       *                      --           1,015
WPG MSA Convertible Arbitrage Fund...........        70,000       *                      --           1,015
Hawaiian Airlines Employees Pension
  Plan-IAM...................................        65,000       *                      --             943
Pensionkasse der Antalis AG..................        60,000       *                      --             870
Port Authority of Allegheny County
  Consolidated Trust Fund....................        60,000       *                      --             870
James Mellor Trust...........................        50,000       *                      --             725
OCLC Online Computer Library Center Inc......        50,000       *                      --             725
Convertible Securities Fund..................        25,000       *                      --             362
Lexington Vantage Fund c/o TQA Investors,
  LLC........................................        14,000       *                      --             203
Hawaiian Airlines Pension Plan for Salaried
  Employee's.................................        10,000       *                      --             145
MSS Convertible Arbitrage I c/o TWA
  Investors, LLC.............................         5,000       *                      --              72

---------

  *  Less than one percent.

(1) Figures in this column do not include the common shares issuable upon conversion of the notes listed in the column to the right.

(2) Figures in this column represent the number of common shares issuable upon conversion of all of the notes owned by the security holders based on the initial conversion rate of
     14.5138 shares per $1,000 principal amount of notes. This conversion rate is subject to adjustment as described under 'Description of Notes -- Conversion.' Accordingly, the number of our common shares to be sold may increase or decrease from time to time. Fractional shares will not be issued upon conversion of the notes. Cash will be paid instead of fractional shares, if any.

(3) Northwestern Investment Management Company, LLC, a wholly owned company of the selling security holder, is the investment advisor for the selling security holder with respect to the securities being registered for the selling security holder. Northwestern Investment Management Company,
     LLC may therefore be deemed to be an indirect beneficial owner with shared voting power/investment power with respect to these securities.

     Mason Street Advisors, LLC, a wholly owned subsidiary of the selling security holder, is an investment advisor to the
     selling security holder's affiliated entities, and therefore may be deemed to be the indirect beneficial owner with
     shared voting power/investment power of the common shares
     currently held by: (1) Mason Street Funds, Inc. (11,400
     shares/Index 400 Stock Fund) and (2) Northwestern Mutual
     Series Fund, Inc. (24,100 shares/Index 400 Stock Portfolio).
     These shares are not included in the table.

                                              (footnotes continued on next page)

(footnotes continued from previous page)

(4) Includes 241,000 common shares issuable upon exercise of currently exercisable warrants to purchase common shares.

(5)  The selling security holder is controlled by Man-Diversified
     Fund II Ltd. The manager shares of Man-Diversified Fund II
     Ltd. are owned 75% by Albany Management Company Limited and
     25% by Man Holdings Limited. The registered shareholder of
     Albany Management Company Limited is Argonaut Limited, a
     Bermuda company which is controlled by Michael Collins, a resident of Bermuda. Man Holdings Limited is a subsidiary of Man Group plc, which is a public company listed on the London Stock Exchange.

(6) Northwestern Investment Management Company, LLC, a wholly owned company of the selling security holder, is the investment advisor for the selling security holder for its Group Annuity Separate Account with respect to these securities. Northwestern Investment Management Company, LLC therefore may be deemed to be an indirect beneficial owner with shared voting power/investment power with respect to such securities.

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

    The following table sets forth the costs and expenses payable by the registrant in connection with the resales of the securities to be registered, other than underwriting commissions. All amounts shown are estimates except the SEC registration statement filing fee. The selling security holders will pay none of the expenses listed below:

                                                              AMOUNT TO
                                                               BE PAID
                                                              ---------
SEC registration statement filing fee.......................  $ 44,345
Printing fees and expenses..................................    20,000
Legal fees and expenses.....................................    70,000
Accounting fees and expenses................................    50,000
Other.......................................................    15,655
                                                              --------
        Total...............................................  $200,000
                                                              --------
                                                              --------

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

    The registrant is a New York corporation. Sections 722 through 725 of the New York Business Corporation Law (the 'Business Corporation Law') provide that a corporation may indemnify, with certain limitations and exceptions, a director or officer as follows: (1) in a derivative action, against his reasonable expenses, including attorneys' fees but excluding certain settlement costs, actually and necessarily incurred by him in connection with the defense thereof, or an appeal therein, if such director or officer acted, in good faith, for a purpose which he reasonably believed to be in (or in the case of service for another corporation, not opposed to) the best interests of the corporation; and
(2) in a civil or criminal non-derivative action or proceeding including a derivative action by another corporation, partnership or other enterprise in which any director or officer of the indemnifying corporation served in any capacity at the indemnifying corporation's request, against judgments, fines, settlement payments and reasonable expenses, including attorneys' fees, incurred as a result thereof, or any appeal therein, if such director or officer acted in good faith, for a purpose which he reasonably believed to be in (or, in the case of service for any other corporation, not opposed to) the best interests of the corporation and, in criminal actions and proceedings, in addition, had no reasonable cause to believe that his conduct was unlawful. Such indemnification is a matter of right where the director or officer has been successful on the merits or otherwise, and otherwise may be granted upon corporate authorization or court award as provided in the statute.

    Section 721 of the Business Corporation Law provides that indemnification arrangements can be established for directors and officers, by contrast, by-law, charter provision, action of shareholders or board of directors, on terms other than those specifically provided by Article 7 of the Business Corporation Law, provided that no indemnification may be made to or on behalf of any director or officer if a judgment or other final adjudication adverse to the director or officer establishes that his acts were committed in bad faith or were the result of active and deliberate dishonesty and were material to the cause of action so adjudicated, or that he personally gained in fact a financial profit or other advantage to which he was not legally entitled. Article V of the Company's By-Laws provides for the indemnification, to the full extent authorized by law, of any person made or threatened to be made a party in any civil or criminal action or proceeding by reason of the fact that he, his testator or intestate is or was a director or officer of the Company.

    Section 726 of the Business Corporation Law provides that a corporation may obtain insurance to indemnify itself and its directors and officers. The Company maintains an insurance policy providing both directors and officers liability coverage and corporate reimbursement coverage.

    Article Sixth of the Company's Certificate of Incorporation contains a charter provision eliminating or limiting director liability for monetary damages arising from breaches of fiduciary duty, subject only to certain limitations imposed by statute.

ITEM 16. EXHIBITS.

    (a)

EXHIBIT
NUMBER                          DESCRIPTION
------                          -----------
   4.1  -- Specimen Common Share certificate.*
   4.2  -- Indenture, dated as of April 29, 2004 between Registrant and HSBC Bank USA with respect to Registrant's 3 3/4%
           Convertible Senior Subordinated Notes due 2014.*
   4.3  -- Registration Rights Agreement, dated as of April 29,
           2004, between Registrant and Jefferies & Company, Inc.,
           with respect to Registrant's 3 3/4% Convertible Senior
           Subordinated Notes due 2014.*
   4.4  -- Form of 3 3/4% Convertible Senior Subordinated Note
           (included in Exhibit 4.2).
   5.1  -- Opinion of Weil, Gotshal & Manges LLP.*
  12.1  -- Computation of Ratio of Earnings to Fixed Charges.*
  23.1  -- Consent of PricewaterhouseCoopers LLP, independent registered public accountants of the Registrant.*
  23.2  -- Consent of PricewaterhouseCoopers, independent auditors of Olympus Re Holdings, Ltd.*
  23.3  -- Consent of Ernst & Young LLP, independent auditors of
           Berkadia LLC.*
  23.4  -- Consent of Ernst & Young LLP, independent registered public accountants of WilTel Communications Group, Inc.*
  23.5  -- Consent of Ernst & Young LLP, independent auditors of The
           FINOVA Group Inc.*
  23.6  -- Consent of KPMG LLP, independent registered public accountants of Jefferies Partners Opportunity Fund II,
           LLC.*
  23.7  -- Consent of BDO Seidman, LLP, independent registered public accountants of EagleRock Capital Partners (QP), LP
           and EagleRock Master Fund.*
  23.8  -- Consent of Weil, Gotshal & Manges LLP (included in
           Exhibit 5.1).
  24.1  -- Power of Attorney.*
  25.1  -- Form T-1 statement of eligibility under the Trust
           Indenture Act of 1939 of HSBC Bank USA, as trustee.*

---------

* Previously filed.

ITEM 17. UNDERTAKINGS.

    The undersigned registrant hereby undertakes:

        1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

           a. To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

           b. To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the 'Calculation of Registration Fee' table in the effective registration statement;

           c. To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that clauses (a) and (b) do not apply if the information required to be included in a post-effective amendment by such clauses is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement;

        2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    Each undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of each registrant pursuant to the foregoing provisions or otherwise, each registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by each registrant of expenses incurred or paid by a director, officer or controlling person of such registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, each registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

    The undersigned registrant hereby undertakes that:

        1. For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance on Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective;

        2. For purposes of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

    The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection
(a) of section 310 of the Trust Indenture Act ('Act') in accordance with the rules and regulations prescribed by the Commission under section 305(b)(2) of the Act.

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Post-effective Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 4th day of November, 2004.


                                          LEUCADIA NATIONAL CORPORATION

                                          By:      /S/ BARBARA L. LOWENTHAL
                                              ..................................
                                                    BARBARA L. LOWENTHAL
                                               VICE PRESIDENT AND COMPTROLLER

    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been duly signed below by the following persons on behalf of Leucadia National Corporation and in the capacities and on the dates indicated.


                  NAME                                TITLE                                        DATE
                  ----                                -----                                        ----
                    *
...........................................  Chairman of the Board
             (IAN M. CUMMING)               (Principal Executive Officer)                      November 4, 2004

                    *                       President and Director
 .........................................    (Principal Executive Officer)                    November 4, 2004
          (JOSEPH S. STEINBERG)

                    *
 .........................................  Vice President and Chief Financial Officer
           (JOSEPH A. ORLANDO)                (Principal Financial Officer)                    November 4, 2004

           BARBARA L. LOWENTHAL
 .........................................  Vice President and Comptroller                     November 4, 2004
          (BARBARA L. LOWENTHAL)                  (Principal Accounting Officer)

                    *
 .........................................  Director                                           November 4, 2004
             (PAUL M. DOUGAN)

                    *
 .........................................  Director                                           November 4, 2004
         (LAWRENCE D. GLAUBINGER)

                    *
 .........................................  Director                                           November 4, 2004
          (ALAN J. HIRSCHFIELD)

                  NAME                                TITLE                                        DATE
                  ----                                -----                                        ----
                    *
...........................................  Director                                           November 4, 2004
            (JAMES E. JORDAN)

                    *
 .........................................  Director                                           November 4, 2004
            (JEFFREY C. KEIL)

                    *
 .........................................  Director                                           November 4, 2004
        (JESSE CLYDE NICHOLS, III)

*By     /s/ BARBARA L. LOWENTHAL
 .........................................
             ATTORNEY-IN-FACT

                                 EXHIBIT INDEX

 EXHIBIT
 NUMBER                            DESCRIPTION
 ------                            -----------
      4.1  -- Specimen Common Share certificate.*

      4.2 -- Indenture, dated as of April 29, 2004 between Registrant and HSBC Bank USA with respect to Registrant's 3 3/4%
              Convertible Senior Subordinated Notes due 2014.*

      4.3  -- Registration Rights Agreement, dated as of April 29,
              2004, between Registrant and Jefferies & Company, Inc., with respect to Registrant's 3 3/4% Convertible Senior
              Subordinated Notes due 2014.*

      4.4  -- Form of 3 3/4% Convertible Senior Subordinated Note
              (included in Exhibit 4.2).

      5.1  -- Opinion of Weil, Gotshal & Manges LLP.*

     12.1  -- Computation of Ratio of Earnings to Fixed Charges.*

     23.1 -- Consent of PricewaterhouseCoopers LLP, independent registered public accountants of the Registrant.*

     23.2 -- Consent of PricewaterhouseCoopers, independent auditors of Olympus Re Holdings, Ltd.*

     23.3  -- Consent of Ernst & Young LLP, independent auditors of
              Berkadia LLC.*

     23.4 -- Consent of Ernst & Young LLP, independent registered public accountants of WilTel Communications Group, Inc.*

     23.5  -- Consent of Ernst & Young LLP, independent auditors of The
              FINOVA Group Inc.*

     23.6 -- Consent of KPMG LLP, independent registered public accountants of Jefferies Partners Opportunity Fund II,
              LLC.*

     23.7 -- Consent of BDO Seidman, LLP, independent registered public accountants of EagleRock Capital Partners (QP), LP and EagleRock Master Fund.*

     23.8  -- Consent of Weil, Gotshal & Manges LLP (included in
              Exhibit 5.1).

     24.1  -- Power of Attorney.*

     25.1  -- Form T-1 statement of eligibility under the Trust
              Indenture Act of 1939 of HSBC Bank USA, as trustee.*

---------
* Previously filed.

                         STATEMENT OF DIFFERENCES
                         ------------------------
The registered trademark symbol shall be expressed as................... 'r'